For Immediate Release

Contact: Donald Miller-Jones Chief Financial Officer +7-095-737-5163 dmillerjones@moscowcablecom.com	Or: Barbara Cano Breakstone& Ruth International (646) 536-7015 bcano@breakstoneruth.com

Moscow CableCom Corp Announces Third Fiscal Quarter Results

New York, NY - January 18, 2005 - Moscow CableCom Corp. (NASDAQ:  MOCC) today announced the results of its operations for the three and nine months ended November 30, 2004.  For the three-month period, the Company incurred a net loss applicable to common shares of $1,384,000 or $0.16 per share, basic and diluted, as compared to a loss applicable to common shares of $456,000 or $0.22 per share basic and diluted for the third quarter of the prior fiscal year. For the nine-month period ended November 30, 2004, the Company incurred a net loss applicable to common shares of $3,968,000, or $0.46 per share, basic and diluted, as compared to results of the prior year's first nine months for which the Company reported a loss applicable to common shares of $1667,000, or $0.80 per share, basic and diluted for the same period in the prior year.  The current year results reflect the consolidation of the results of ComCor-TV ("CCTV") which was acquired in February 2004 and weighted average shares outstanding of 8,760,905 and 8,591,116 for the three and nine month periods, respectively, while the prior year's results included just the Company's then 12.5% indirect equity interest in CCTV and 2,099,908 weighted average shares outstanding for each of the three and nine-month periods.  CCTV's results are consolidated using a two-month lag period.  Accordingly, CCTV's results of operations for the three and nine months ended September 30, 2004 have been included in the Company's consolidated results through November 30, 2004. However, $525,000 of CCTV's losses incurred in the period prior to the CCTV acquisition, from January 1, 2004 to February 24, 2004, have been excluded from the Company's nine month year-to-date results. Revenues during the current year quarter totaled $1,470,000 and year-to-date, revenues totaled $4,252,000. Revenues from CCTV were 74.0% and 76.5% higher than the revenues which it had reported in the prior year for the comparable three and nine-month periods, respectively. The three and nine-month revenue increases include year-over-year increases of 117.4% and 109.5%, respectively, in monthly subscription fees for its television and Internet access services.  Three and nine-month subscription revenues totaled $1,402,000 and $3,732,000 for the three and nine months in the current year, respectively, as compared to $645,000 and $1,781,000, for the respective comparable periods in the prior year, respectively.

At November 30, 2004, CCTV had an access network of 197,521 homes in Moscow for its broadband-based cable offerings, as compared to 154,786 homes at December 31, 2003. At November 30, 2004, construction was in progress on approximately 35,000 homes, which are expected to be put into service during the first quarter of 2005.

Warren Mobley, newly appointed President and Chief Executive Officer, stated, "During the Company's third fiscal quarter, subscriber growth increased and the Company began to deploy the funds extended by Columbus Nova in advance of the closing of the $51 million debt and equity financing which closed just last week. I am pleased to join a company that had developed momentum with modest financial resources, and I am confident that the new financing will allow us to better focus the company on its strategic direction and act more quickly in taking advantage of the opportunities for broadband services in the Moscow market."

About Moscow CableCom

Moscow CableCom, (www.moscowcablecom.com), is a US-based company quoted on the NASDAQ NM under the ticker "MOCC".  The Company owns 100% of ComCor-TV ("CCTV"), a Moscow-based hybrid-fiber-coaxial pay-TV and Internet service provider that has licenses to provide telecommunications services to 1.5 million homes and businesses in Moscow.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains "forward-looking statements", as the phrase is defined in Section 27A of the Securities Act and Section 21E of the Exchange Act.  These statements relate to CCTV's development, including CCTV's ability to attract new subscribers, its ability to continue to expand its network, its ability to achieve positive cash flow and Moscow CableCom's ability to raise funds for the expansion of CCTV's network, including the consummation of the proposed financing transaction with Columbus Nova, and are based on management's best assessment of Moscow CableCom's and CCTV's strategic and financial position and of future market conditions and trends.  These discussions involve risks and uncertainties, and the actual outcome may differ materially from these statements.  Certain factors that could cause actual results to differ materially from those discussed in any forward-looking statements are described in the Company's Annual Report on Form 10-K for the year ended February 29, 2004 and other public filings made by the Company with the Securities and Exchange Commission, which descriptions are incorporated herein by reference.  Moscow CableCom Corp. disclaims any obligation to update developments of these risks or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments.

MOSCOW CABLECOM CORP.
Consolidated Condensed Balance Sheets
(In thousands, except per share data)

	November 30, 2004	February 29, 2004
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$ 3,669	$ 3,240
Marketable securities	-	2,897
Accounts and other receivables, less allowance for doubtful accounts of $83 and $40, respectively	122	124
Inventories	631	793
Taxes receivable	1,420	1,396
Prepaid expenses and other current assets	869	154
Deferred income taxes	128	-

Total current assets	6,839	8,604
Property, plant and equipment, net	16,783	13,552
Construction in progress and advances	3,265	5,209
Prepaid pension expense	4,884	4,754
Intangible assets and goodwill	-	10,071
Intangible assets, net	5,608	-
Goodwill	4,365	-
Investment in Institute for Automated Systems	7,700	7,894
Other assets	920	448

Total assets	$ 50,364	$ 50,532
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt	$ 2,598	$ 598
Payable to affiliate	1,518	1,824
Accounts payable	1,748	880
Accrued liabilities	2,039	1,565
Deferred income taxes	-	614

Total current liabilities	7,903	5,481
Long-term debt, less current maturities	2,385	2,941
Other long-term obligations	881	625
Deferred income taxes	4,532	4,063

Total liabilities	15,701	13,110

Commitments and contingencies
Stockholders' equity:
Cumulative convertible preferred stock, no par value; authorized 800,000 shares; 150,144 shares and 188,006 shares issued and outstanding, respectively; liquidation preference $18.75 per share	2,792	3,497
Common stock, $.01 par value; authorized 15,000,000 shares; issued and outstanding 8,798,028 shares and 8,430,335 shares respectively	88	84
Additional paid-in capital	35,260	33,350
Retained earnings (accumulated deficit)	(3,477)	491

Total stockholders' equity	34,663	37,422

Total liabilities and stockholders' equity	$ 50,364	$ 50,532

MOSCOW CABLECOM CORP.
Consolidated Condensed Statements of Operations
(In thousands, except per share data)
(unaudited)

	Three months ended November 30,		Nine months ended November 30,
	2004	2003	2004	2003

Sales and revenues
Subscription revenue, connection fees and equipment sales	$ 1,447	$ -	$ 4,010	$ -
Other	23	-	242	-

Total revenue	1,470	-	4,252	-

Cost of sales
Services from related party	346	-	965	-
Salaries and benefits	465	-	818	-
Depreciation and amortization	400	-	1,049	-
Other	67	-	925	-

Total cost of sales	1,278	-	3,757	-

Gross margin	192	-	495	-

Operating expenses
Salaries and benefits	579	182	2,223	425
Depreciation	57	60	268	178
General and administrative	852	416	2,753	1,526

Total operating expenses	1,488	658	5,244	2,129

Loss from operations	(1,296)	(658)	(4,749)	(2,129)
Equity in losses of Institute for Automated Systems	(23)	-	(194)	-
Equity in losses of Moscow Broadband Communication Ltd.	-	(167)	-	(488)
Investment income and other income	73	473	599	1,418
Interest expense	(76)	(65)	(197)	(184)
Foreign currency translation gain (loss)	(17)	-	28	-

Loss before income taxes	(1,339)	(417)	(4,513)	(1,383)
Income tax benefit (expense)	12	32	192	(72)
Losses of subsidiaries prior to consolidation	-	-	525	-

Net loss	(1,327)	(385)	(3,796)	(1,455)
Preferred dividends	(57)	(71)	(172)	(212)

Net loss applicable to common shares	$(1,384)	$ (456)	$(3,968)	$(1,667)

Earnings per common share:
Basic and diluted	$ (0.16)	$ (0.22)	$ (0.46)	$ (0.80)

Weighted average shares outstanding	8,760,905	2,099,908	8,591,116	2,099,908